Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 30, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Wetour Robotics Limited (formerly known as “Webus International Limited”) for the year ended June 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Marcum Asia CPAs LLP

/s/ Marcum Asia CPAs LLP

New York, New York

March 17, 2026

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com